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                                                                     Exhibit 4.1

                   AGREEMENT WITH THE COMPANY'S STOCKHOLDERS


         Agreement dated as of _______ __, ____ among Alkermes, Inc. (the "Parent"), a Pennsylvania corporation, Advanced Inhalation Research, Inc. (the "Company"), a Delaware corporation, and the stockholders (the "Company Stockholders") of the Company. Each of the Company Stockholders, the Company and the Parent is referred to herein as a "Party" and collectively as the "Parties."

         The Parent and the Company, along with Alkermes Acquistion Sub, Inc. (the "Acquisition Sub"), a Delaware corporation and a newly-formed, wholly owned subsidiary of the Parent, are entering into an Agreement and Plan of Merger concurrently herewith (the "Merger Agreement"). Capitalized terms used herein without definition are used herein as defined in the Merger Agreement.

         The Merger Agreement contemplates a transaction in which the Acquisition Sub shall be merged with and into the Company, the Company Stockholders (except those exercising their appraisal rights) shall receive Parent Common Stock as the Merger Consideration and all of the Company Common Stock shall be canceled.

         The Parent, the Acquisition Sub and the Company make certain representations, warranties and covenants in the Merger Agreement which will survive the Closing for purposes of potential indemnification. The Parent and the Company Stockholders wish to provide for post-Closing indemnification against breaches of the Company's representations, warranties and covenants and to make certain other covenants among themselves.

         The Merger Agreement requires, as a condition to the closing of the Merger, that certain agreements among the Company and the Company Stockholders be terminated immediately prior to the Effective Time. The Company and the Company Stockholders, therefore, wish to terminate such agreements effective immediately prior to the Effective Time.

         Now, therefore, in consideration of the premises and the mutual promises herein made, intending to be legally bound, the Parties hereby agree as follows.

          1.   Definitions.

         "Expiration Date" shall have the meaning set forth in Section 4(c).

         "Holder" has the meaning set forth in Section 5(a)(iii).

         "Losses" has the meaning set forth in Section 4(a).

         "Merger Agreement" has the meaning set forth in the preface above.

         "Party" has the meaning set forth in the preface above.

         "Registrable Securities" has the meaning set forth in Section 5(a).
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         "Requisite Company Stockholders" means the Company Stockholders holding a majority in interest of the total number of shares of Parent Common Stock that all of the Company Stockholders receive pursuant to the Merger Agreement.

         "Stockholders' Representatives" has the meaning set forth in Section

    2. Representations and Warranties of the Company Stockholders. Each of the Company Stockholders represents and warrants to the Parent that the statements contained in this Section 2 are correct and complete as of the date of this Agreement, and will be correct and complete on the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2) with respect to himself, herself or itself.

         (a) Organization of Certain Company Stockholders. If the Company Stockholder is a corporation, partnership, limited liability company, limited liability partnership or other entity, the Company Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.

         (b) Authorization. The Company Stockholder has full power and authority (including, if the Company Stockholder is a corporation, partnership, limited liability company, limited liability partnership or other entity, full corporate or partnership power and authority) to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company Stockholder, enforceable in accordance with its terms and conditions.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement by the Company Stockholder, nor the performance by the Company Stockholder of his, her or its obligations hereunder, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Company Stockholder is subject (and, if the Company Stockholder is a corporation, partnership, limited liability company, limited liability partnership or other entity, any provision of its charter, bylaws, partnership agreement or other governing documents), or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company Stockholder is a party or by which he, she or it is bound or to which any of his, her or its assets is subject.

         (d) Investment. The Company Stockholder (i) understands that the Parent Common Stock has not been registered under the Securities Act, or under any state securities laws and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Parent Common Stock solely for his, her or its own account for investment purposes, and not with a view to the distribution thereof, (iii) understands that an investment in the Parent involves substantial risks, including loss of the entire amount of such investment, and (iv) has received certain information concerning the Parent and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in acquiring and holding the Parent Common Stock.

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         (e) Company Shares. The Company Stockholder holds of record the number of shares of Company Common Stock Shares set forth next to his, her or its name on Schedule 2(e) attached hereto.

     3. Post-Closing Covenants. The Parties agree, as follows, with respect to the period following the Closing.

         (a) General. In case, at any time after the Closing, any further action is necessary to carry out the purposes of the Merger Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents), as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Section 4 or 5 below). The Company Stockholders acknowledge and agree that from and after the Closing Date, the Parent, by operation of law, will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort owned by and relating to the Company.

         (b) No Sales of Parent Common Stock Pending Earnings Release. Each Holder who is an "affiliate" (as defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) of Parent or of the Surviving Corporation will not sell any shares of Parent Common Stock until after the Parent announces its consolidated results which include at least thirty (30) days of consolidated operations of the Parent and its subsidiaries including the Surviving Corporation via a publicly disseminated press release. The Parent will promptly notify each such Holder of the day that it makes such announcement.

     4.  Indemnification.

         (a) Obligation of the Company Stockholders to Indemnify. Subsequent to the Effective Time, the Company Stockholders shall, subject to the terms, conditions and limitations set forth in Section 4(c), severally, and not jointly, indemnify and hold harmless the Parent and the Surviving Corporation (and their respective directors, officers, employees, agents, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys' fees, whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this Section 4 ("Losses") based upon, arising out of or otherwise in respect of, any inaccuracy in or breach of any representation, warranty or covenant of the Company contained in the Merger Agreement, herein or in any certificate delivered pursuant thereto.

          (i) The Parent shall notify the Stockholders' Representatives (as hereinafter defined) in writing of each Loss, including a brief description of the nature and amount thereof. In the event that the amount is unliquidated, the Parent shall make a good faith estimate of the amount of the Loss. If, within sixty (60) days after the submission of a Loss to the Stockholders' Representatives the Parent has not received written notice executed by the Stockholders' Representatives accepting and agreeing to the amount, the amount of such Loss shall be referred to an arbitrator chosen by agreement of the Stockholders' Representatives and the Parent. If no agreement is reached regarding selection of the arbitrator within thirty (30) days after written request from either Party to the other, the Parent or the Stockholders' Representatives may submit the matter



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in dispute to the American Arbitration Association, to be settled by arbitration in Boston, Massachusetts in accordance with the commercial arbitration rules of such Association, as modified by this Section 4. The Parent and the Stockholders' Representatives agree to act in good faith to mutually select an arbitrator. If there is a prevailing party in such dispute, the fees and expenses of any arbitration shall be borne by the other party; or if there is no prevailing party, then by the Company Stockholders and the Parent in such proportions as shall be determined by the arbitrator; or if there is no such determination, then such fees and expenses shall be borne equally by the Company Stockholders and the Parent. The determination of the arbitrator as to the amount, if any, of the Loss and related expenses that is properly allowable shall be conclusive and binding upon the parties hereto and judgment may be entered thereon in any court having jurisdiction thereof.

         (b) Obligation of the Parent and the Acquisition Sub to Indemnify . Subsequent to the Effective Time, both the Parent and the Acquisition Sub, subject to the terms, conditions and limitations set forth in Section 4(c), shall, jointly and severally, indemnify and hold harmless the Company Stockholders (and their respective directors, officers, employees, agents, affiliates and assigns) from and against any Losses based upon, arising out of or otherwise in respect of, any inaccuracy in or breach of any representation, warranty or covenant of the Parent or the Acquisition Sub contained in the Merger Agreement, herein or in any certificate delivered pursuant hereto.

         (c) Limitations on Indemnification . Notwithstanding the foregoing, the right to indemnification under this Section 4 shall be subject to the following terms:

              (i) No indemnification shall be payable pursuant to Section 4(a) or Section 4(b) unless and until the amount of all claims for indemnification pursuant to the applicable Section exceeds $500,000 in the aggregate, whereupon indemnification pursuant to such Section shall be payable for all such claims amounts, including the first $500,000 thereof; provided, however, that such limitation shall not apply to a breach of the representation and warranty in
Section 2.20 of the Merger Agreement.

              (ii) No indemnification shall be payable pursuant to Section 4(a) or Section 4(b) after one hundred eighty (180) days after the Effective Time (the "Expiration Date"), except with respect to (1) claims made prior to the Expiration Date, (2) any breach of any representations set forth in Sections 2.8 or 3.6 of the Merger Agreement for which the Expiration Date shall be the end of the applicable statute of limitations, and (3) all representation and warranties with respect to Year 2000 Compliance for which the Expiration Date shall be February 1, 2001.

              (iii) Notwithstanding any other provision of this Agreement and the Merger Agreement, the maximum aggregate liability of the Company Stockholders to the Parent and the Surviving Corporation, under this Section 4 or otherwise, shall be, at any point in time, ten percent (10%) of the Aggregate Merger Consideration Value, where the "Aggregate Merger Consideration Value" means the value of 3.8 million shares of Parent Common Stock (as determined based on the closing price of Parent Common Stock on the Nasdaq National Market on the Closing Date); provided, however, this limitation shall not apply with respect to claims made pursuant to Section 5(f) of this Agreement.

              (iv) Notwithstanding any other provision of this Agreement, the maximum liability of any Company Stockholder to the Parent and the Surviving Corporation under


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this Section 4 or otherwise, at any point in the time is ten percent (10%) of the product of (A) the fraction, the numerator of which is the number of shares of the Company Common Stock held by such Company Stockholder at the Effective Time and the denominator of which is the number of total outstanding shares of Company Common Stock at the Effective Time and (B) the Aggregate Merger Consideration Value; provided, however, this limitation shall not apply with respect to claims made pursuant to Section 5(f) of this Agreement.

              (v) In determining the amount of any indemnity, there shall be taken into account any Tax benefit, insurance proceeds or similar recovery or offset realized, directly or indirectly, by the Party to be indemnified.

         (d) Notice and Defense of Claims . Promptly after receipt of notice of any claim, liability or expense for which a Party seeks indemnification hereunder, such Party shall give written notice thereof to the indemnifying Party (or, in the case of a claim under Section 4(a), to the Stockholders' Representatives), but such notification shall not be a condition to indemnification hereunder except to the extent of actual prejudice to the indemnifying Party. The notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of the Merger Agreement under which the liability or obligation is asserted. If, within thirty (30) days after receiving such notice, the indemnifying Party or the Stockholders' Representatives give written notice to the indemnified Party stating that they intend to defend against such claim, liability or expense at its own cost and expense, then defense of such matter, including selection of counsel (subject to the consent of the indemnified Party which consent shall not be unreasonably withheld), shall be by the indemnifying Party and the indemnified Party shall make no payment on such claim, liability or expense as long as the indemnifying Party is conducting a good faith and diligent defense. The indemnifying Party shall not be liable to indemnify any person for any settlement of any such action effected without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying Party and the indemnified Party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified Party shall be paid by the indemnifying Party. If no such notice of intent to dispute and defend is given by the indemnifying Party or the Stockholders' Representatives, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified Party shall, at the expense of the indemnifying Party, undertake the defense of such claim, liability or expense with counsel selected by the indemnified Party, and shall have the right to compromise or settle the same exercising reasonable business judgment. The indemnified Party shall make available all information and assistance that the indemnifying Party or the Stockholders' Representatives may reasonably request and shall cooperate with the indemnifying Party in such defense.


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     5.  Registration of Parent Shares.

         (a) Form S-3. The Parent represents that it is eligible to use Form S-3 under the Securities Act to effect registration of shares of Parent Common Stock issued to the Company Stockholders pursuant to Sections 1.6(b)(i) and (iii) of the Merger Agreement (the "Registrable Securities") for resale by the Company Stockholders. The Parent will use its best efforts to effect the registration and qualification of the Registrable Securities and in connection therewith, the Parent shall:

              (i) prepare and file with the Securities and Exchange Commission (the "Commission") within sixty (60) days of the Closing Date, and use its best efforts to cause to become effective as soon as possible thereafter, a registration statement on Form S-3 (or any successor or other appropriate form) under the Securities Act of 1933, as amended (the "Securities Act") permitting the Registrable Securities to be offered for resale by the Company Stockholders;

              (ii) prepare and file with the Commission, such amendments and supplements to such registration statement and the prospectus used in connection therewith, as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Company Stockholders set forth in such registration statement or until December 31, 2001;

              (iii) furnish to each Company Stockholder, who is a holder of such Registrable Securities (each individually a "Holder") and to any underwriter of such Registrable Securities, such number of conformed copies of such registration statement and of each such amendment and supplement thereto, such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) or filed under Rule 424(b) or Rule 424(c) under the Securities Act, in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as any Holder or any such underwriter may reasonably request;

              (iv) use its best efforts (1) to list all Registrable Securities covered by such registration statement on The Nasdaq National Market, and (2) to register or qualify all Registrable Securities covered by such registration statement under such "blue sky" or other securities law of such jurisdictions as any Holder or any underwriter of such Registrable Securities will reasonably request, and do any and all other acts and things which may be necessary to enable any Holder or any underwriter to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that the Parent shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

              (v) promptly notify the Holders, at any time of the occurrence, of any event as a result of which the portion of the prospectus included in such registration statement which contains information furnished by or relating to the Parent, as then in effect, includes an untrue



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statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of a Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

              (vi) The Parent may require each Holder to furnish the Parent such information regarding himself, herself or itself and the distribution of such Registrable Securities as the Parent may from time to time reasonably request in writing and as will be required by law or by the Commission in connection with any registration.

         (b) Compliance with Securities Laws. Each of the Holders acknowledges that he, she or it will be subject to applicable provisions of the Securities Act and the Exchange Act.

         (c) Exchange Act Reports and Availability of Rule 144. During the period from the Closing Date until the date which is five years following the Closing Date, the Parent shall use its best efforts to (i) timely file all reports required to be filed by the Parent under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) take such other action and coordinate with the Holders to ensure that Rule 144 shall be available to the Holders for the purpose of disposing of their Registrable Securities.

         (d) Discontinuation of Disposition of Registrable Securities. Each Holder will, upon receipt of any notice from the Parent of the occurrence of any event of the kind described in Section 5(a)(v) hereof, discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(a)(v) herein, which supplemented or amended prospectus shall be made available to Holder as soon as practicable. The period of time during which the Parent is obligated to maintain the effectiveness of a registration statement under Section 5(a)(ii) above shall be extended by the number of days of any such discontinuance.

         (e) Obligation of the Parent and the Acquisition Sub to Indemnify. The Parent agrees to indemnify and hold harmless each Holder or any Person who participates as an underwriter in the offering or sale of such Registrable Securities, each officer and director of each underwriter, and each other Person, if any, who "controls" each Holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein or filed under Rule 424(b) under the Securities Act, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Parent will reimburse each such Person for any legal or any other expenses


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reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Parent will not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Parent by any Holder or any such underwriter or any Person who "controls" any such Holder or underwriter for use in the preparation thereof, (ii) any breach by any Holder of the covenant set forth in Section 5(d) hereof. Such indemnity will remain in full force and effect regardless of any investigation made by, or on behalf of, any Holder or any such underwriter and will survive the transfer of such Registrable Securities by Holder.

         (f) Obligation of the Company Stockholders to Indemnify. Each Holder severally, and not jointly, and in proportion to the Registrable Securities actually sold by such Holder thereunder, agrees to indemnify and hold harmless the Parent, each director and each officer of the Parent, and each controlling person within the meaning of the Securities Act of any of the foregoing who will sign such registration statement, against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein or filed under Rule 424(b) under the Securities Act, or any amendment or supplement thereto, or any document incorporated by reference therein, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any breach by any Holder of the covenant set forth in Section 5(d) hereof or (iv) any failure by any Holder to deliver a prospectus as required under the Securities Act or any state securities laws. Holder will reimburse each such Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that Holder will be liable in any such case only to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement, in reliance upon and in conformity with written information specifically furnished to the Parent by Holder or any Person who "controls" such Holder for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Parent and will survive the transfer of such Registrable Securities by Holder.

         (g) Notice and Defense of Claims. Promptly after receipt of notice of any claim, liability or expense arising out of the registration or sale of the Registrable Securities for which a Party seeks indemnification hereunder, such Party shall give written notice thereof to the indemnifying Party (or, in the case of a claim under Section 5(f), to the Stockholders' Representatives), but such notification shall not be a condition to indemnification hereunder except to the extent of actual prejudice to the indemnifying Party. The notice shall state the information then available regarding the amount and nature of such claim, liability or expense. If within thirty



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(30) days after receiving such notice the indemnifying Party or the
Stockholders' Representatives give written notice to the indemnified Party stating that they intend to defend against such claim, liability or expense at its own cost and expense, then defense of such matter, including selection of counsel (subject to the consent of the indemnified Party which consent shall not be unreasonably withheld), shall be by the indemnifying Party and the indemnified Party shall make no payment on such claim, liability or expense as long as the indemnifying Party is conducting a good faith and diligent defense. The indemnifying Party shall not be liable to indemnify any person for any settlement of any such action effected without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the indemnified Party shall, at all times, have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying Party and the indemnified Party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified Party shall be paid by the indemnifying Party. If no such notice of intent to dispute and defend is given by the indemnifying Party or the Stockholders' Representatives, or if such diligent, good faith defense is not being or ceases to be conducted, the indemnified Party shall, at the expense of the indemnifying Party, undertake the defense of such claim, liability or expense with counsel selected by the indemnified Party, and shall have the right to compromise or settle the same exercising reasonable business judgment. The indemnified Party shall make available all information and assistance that the indemnifying Party or the Stockholders' Representatives may reasonably request and shall cooperate with the indemnifying Party in such defense.

         (h) Contribution. If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying Party, in lieu of indemnifying such indemnified Party hereunder, shall contribute to the amount paid or payable by such indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying Party, on the one hand, and of the indemnified Party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (i) Other Securities Laws. Indemnification and contribution similar to that specified in the paragraphs (c), (d) and (f) of this Section 5 (with appropriate modifications) will be given by the Parent and each Holder with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

         (j) Covenant to Register Option Securities. The Parent will use its best efforts to effect the registration of shares of Parent Common Stock issuable upon exercise of options to acquire Parent Common Stock issued pursuant to Section 1.6.(b)(ii) of the Merger Agreement (the "Option Securities"). The Parent will prepare and file with the Commission within sixty (60) days of the

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Closing Date, and use best efforts to cause to become effective as soon as possible thereafter, a registration statement on Form S-3 (or any other appropriate form) under the Securities Act. The Parent will prepare and file with the Commission, such amendments and supplements to such registration statement and the prospectus used in connection therewith, as may be necessary to keep such registration statement effective until the earlier of such time as all of such Option Securities have been disposed of in accordance with the intended method of disposition set forth in such registration statement or until May 31, 2002. The Parent will use its efforts to list all Option Securities covered by such registration statement on the Nasdaq National Market. Notwithstanding anything to the contrary herein, the provisions of Sections 5(d) through 5(i) of this Agreement shall not apply with respect to the registration of such Option Securities.

     6.  M.I.T. and the M.I.T. Holders.

         (a) The Massachusetts Institute of Technology ("MIT") represents and warrants that the Company has satisfied all of its obligations arising or occurring up to the date hereof under the Patent License Agreement between the Company and MIT dated August 15, 1997, as amended (the "M.I.T. Agreement") or, if any such obligations have not been satisfied, are hereby waived.

         (b) The Holders listed on Schedule 6 hereto (the "M.I.T. Holders"), hereby (i) acknowledge that the Dilutive Issuance Threshold has been met and satisfied pursuant to the terms of the M.I.T. Agreement, (ii) each M.I.T. Holder's pro rata ownership rights under Section 4.1(b) of the M.I.T. Agreement were satisfied in full, and (iii) waive any and all past, present and future rights, both accrued and unaccrued, under Section 4.1(b) of the M.I.T. Agreement.

     7.  Termination of Certain Existing Agreements.

         (a) Stockholders' Agreement. The Company and the undersigned Company Stockholders agree that the certain Stockholders' Agreement dated July 31, 1997, as amended, shall be hereby further amended so that such Stockholders' Agreement shall automatically terminate in its entirety immediately prior to the Effective Time, without any further action on the part of the Company or such Company Stockholders.

         (b) Co-Sale Agreement. The Company and the undersigned Company Stockholders who are parties to that certain Co-Sale Agreement dated July 31, 1997, as amended, agree that such Co-Sale Agreement shall be hereby further amended so that such Co-Sale Agreement shall automatically terminate in its entirety effective immediately prior to the Effective Time, without any further action on the part of the Company or such Company Stockholders.

         (c) Investors' Rights Agreement. The Company and the undersigned Company Stockholders who are parties to that certain Amended and Restated Investors' Rights Agreement dated as of November 28, 1998 agree that such Amended and Restated Investors' Rights Agreement shall be hereby further amended so that such Amended and Restated Investors' Rights Agreement, including the provisions of Sections 3 and 6 thereof, shall terminate in its entirety effective immediately prior to the Effective Time, without any further action on the part of the Company or such Company Stockholders.

         (d) Management Rights Letters. The Company, Polaris Venture Partners, L.P. and Polaris Venture Partners Founders' Fund, L.P. agree that those certain Management Rights Letters dated July 31, 1997, April 6, 1998 and June 29, 1998 among such parties shall hereby be amended so that such Management Rights Letters shall terminate in their entirety effective immediately prior to the Effective Time, without any further action on the part of any such party.

     8.  Stockholders' Representatives.

         (a) Appointment and Acceptance. Each Company Stockholder hereby appoints David A. Edwards and Terrance McGuire to act as his or her representatives (the "Stockholders' Representatives") as contemplated by this Agreement in connection with all matters relating to the Merger. Without limiting the generality of the foregoing, the Stockholders' Representatives are authorized to represent the Company Stockholders in connection with (i) any indemnification claim against or by the Company Stockholders pursuant to the Merger Agreement and this Agreement; (ii) the administration of the Merger Agreement and this Agreement and any disputes or issues that arise hereunder or thereunder. The Stockholders' Representatives hereby accept such appointment and agree to serve as the Stockholders' Representatives as contemplated by this Agreement.

         (b) Indemnification Claims. The Stockholders' Representatives may, but are not obligated to enforce, collect or recover any claim as to which indemnity may be sought on behalf of the Company Stockholders under this Agreement and the Merger Agreement. The Stockholders' Representatives shall in no event have any obligation for the payment of, or the collection of, any amounts to which the Company Stockholders may be entitled under this Agreement or the Merger Agreement, except for in their capacity as Company Stockholders.

         (c) Limitation on Powers. Notwithstanding anything in this Agreement to the contrary, the Stockholders' Representatives shall not have the authority to waive, or agree to any amendment to, the Company Stockholders' rights under the Merger Agreement or this Agreement except that the settlement of a bona fide dispute relating to the rights to which the Company Stockholders are entitled shall not constitute a "waiver" or "amendment" of any rights subject to this paragraph (c).

         (d) Power of Attorney. Subject to Section 8(c) above, the Stockholders' Representatives shall have full power and authority for the Company Stockholders, on his or her behalf and in his or her name, place and stead, to take any and all actions that the Stockholders' Representatives may deem necessary or desirable under the Merger Agreement and this Agreement, in its absolute discretion, as fully as the Company Stockholders could do if present. The Company Stockholders hereby grant each Stockholders' Representative, acting individually after the approval of a matter by the Stockholders' Representatives as provided herein, an irrevocable power of attorney, in the name, place and stead of the Company Stockholders, to execute and deliver any agreements, waivers, stock certificates or other documents, to commence and defend litigation and other proceedings, and to take such other actions as are necessary or desirable to enforce or protect the Company Stockholders' rights under the Merger Agreement and this Agreement and to implement decisions made or actions taken by the Stockholders' Representatives.

         (e) Ratification. Any action taken by the Stockholders' Representatives or any Stockholders' Representative pursuant to and in compliance with this Agreement is hereby ratified, confirmed and approved by the Company Stockholders.

         (f) Reliance; Irrevocability. It is anticipated that the Stockholders' Representatives, Parent, and the other Company Stockholders will all act, or refrain from acting, in reliance upon this Section 8, and in consideration of that reliance, and the mutual covenants expressed in this Section 8, the powers of the Stockholders' Representatives are, and shall be deemed, coupled with an interest and irrevocable, and shall not terminate upon, or be affected by, the dissolution, death, incompetency or other disability of the Company Stockholders.

         (g) Action by the Stockholders' Representatives.

              (i) Only by Mutual Consent. The Stockholders' Representatives may act only by mutual consent; provided, however, that each Stockholders' Representatives may individually implement actions approved by mutual consent.

              (ii) Reliance on Documents. The Stockholders' Representatives shall be entitled to rely upon any order, judgment, award, certification, demand, notice, instrument or other writing delivered to it under this Agreement or the Merger Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Stockholders' Representatives may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any persons purporting to give notice or receipt of advice or make any statement or execute any document in connection with the provisions hereof have been duly authorized to do so.

              (iii) Retaining Third-Parties. The Stockholders' Representatives may engage such third parties at such cost as the Stockholders' Representatives shall in their sole discretion deem necessary or appropriate for the adequate performance of their duties hereunder and may rely on the advice of such third parties with respect to matters within their professional or expert competence.

         (h) Release and Indemnification.

              (i) Release and Indemnification. No Stockholders' Representative shall be liable to the Company Stockholders for any acts or omissions as Stockholders' Representatives except for his or her own bad faith or willful misconduct. Except with respect to claims based upon such bad faith or willful misconduct that are successfully asserted against such Stockholders' Representative, the Company Stockholders shall jointly and severally indemnify and hold harmless each Stockholders' Representative from and against any and all damages, losses, liabilities, claims, actions, costs and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement or the Merger Agreement and the performance of his or her duties hereunder. Such Stockholders' Representative shall not be liable for any mistake of fact or of law or any error of judgment. Each Stockholders' Representative and the Stockholders' Representatives are authorized to comply with and obey laws, orders, judgments, decrees, and regulations of any governmental authority, court, tribunal, or arbitrator. If a Stockholders' Representative complies with any such law, order, judgment, decree, or regulation, such

Stockholders' Representative shall not be liable to the Company Stockholders or to any other person even if such law, order, judgment, decree or regulation is subsequently reversed, modified, annulled, set aside, vacated, found to have been entered without jurisdiction, or found to be in violation or beyond the scope of any constitution or law. If (A) a Stockholders' Representative is uncertain as to the Stockholders' Representatives' duties or rights hereunder,
(B) has received any notice, advice, direction or other document from any other party with respect to this Agreement or the Merger Agreement which, in the Stockholders' Representative's opinion, is in conflict with any of the provisions of this Agreement or the Merger Agreement, or (C) is aware that a dispute has arisen with respect to this Agreement and the Merger Agreement, each Stockholders' Representative and the Stockholders' Representatives shall be entitled, without liability to the Company Stockholders, to use their best efforts to perform their duties under this Agreement, the Merger Agreement until the Stockholders' Representatives are directed otherwise in writing by an order, decree, or judgment of a court of competent jurisdiction which has been finally affirmed on appeal or which by lapse of time or otherwise is no longer subject to appeal or by an arbitrator's determination as provided in this Agreement.

         (ii) Period of Indemnity. The aforesaid indemnities shall remain in full force and effect against any of the parties for a period equal to the applicable statute of limitation for such claim; provided, however, that if prior to the expiration of such period any claim for indemnification has been asserted but not fully determined, such period will be extended as to such claim, until it is finally concluded. All rights, protections and indemnities contemplated herein shall be available to each Stockholders' Representative with respect to actions or omissions while a Stockholders' Representative despite such Stockholders' Representative's resignation or removal as a Stockholders' Representative.

         (iii) Satisfaction of Indemnification Obligations. The obligations of the Company Stockholders to indemnify the Stockholders' Representatives shall be satisfied in the same manner as indemnification claims made by the Parent against the Company Stockholders are satisfied. If a Stockholders' Representative is entitled to indemnification after all such amounts are exhausted, each Company Stockholder (other than the indemnified Stockholders' Representative(s)) shall be individually liable in an amount equal to the amount of indemnification multiplied by a fraction, the numerator of which this the number of share of Common Stock owned by such Company Stockholder and the denominator of which is the number of shares of Common Stock owned by all of the Company Stockholders (other than the indemnified Stockholders' Representative(s)).

     (i)  Resignation and Removal; Appointment of Successors.

          (i) Resignation. Any Stockholders' Representative may resign at any time by giving 30 days written notice thereof to the other Stockholders' Representative.

          (ii) Filling Vacancies. If any Stockholders' Representative shall resign, be removed or become incapable of acting, or if a vacancy in the office of Stockholder Representative shall otherwise occur, the remaining Stockholders' Representative shall appoint a successor to take the place of such Stockholders' Representative and fill such vacancy. Such successor Stockholders' Representative shall execute a counterpart to this Agreement and thereupon, without any further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Stockholders' Representative. If both Stockholders' Representatives resign or are otherwise unable to act, the Company Stockholders may appoint new Stockholders' Representatives to the Stockholders' Representatives by a plurality vote at a meeting of, or written consent by, Company Stockholders holding a majority of the shares of Company Common Stock.

     9. Termination. This Agreement shall terminate if and only if the Merger Agreement is terminated prior to the Closing in accordance with and pursuant to the terms thereof.

     10.  Miscellaneous.

         (a) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors, heirs and permitted assigns.

         (b) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and except for the Merger Agreement supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests or obligations hereunder without the prior written approval of the Parent and the Requisite Company Stockholders; provided, however, that the Parent may assign any or all of its rights and interests hereunder in connection with any merger, consolidation or sale of all or substantially all of its assets.

         (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (and then received two business days thereafter) if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Company:               Advanced Inhalation Research, Inc.
                                 840 Memorial Drive
                                 Cambridge, MA  02139
                                 Attn:  President
                                 Facsimile:  (617) 354-6444

If to the Company Stockholders: At the address set forth in the Company's records

If to the Parent:                         Alkermes, Inc.
                                          64 Sidney Street
                                          Cambridge, MA  02139
                                          Attn:  Chief Financial Officer
                                          Facsimile:  (617) 494-9255

Copy to:                                  Ballard Spahr Andrews & Ingersoll, LLP
                                          1735 Market Street, 51st Floor
                                          Philadelphia, PA 19103
                                          Attn:    Morris Cheston, Jr., Esquire
                                          Facsimile:  (215) 864-8999

If to the Stockholders' Representatives   David A. Edwards
                                          President
                                          Advanced Inhalation Research
                                          840 Memorial Drive
                                          Cambridge, MA 02139

                                          Terrance McGuire
                                          Polaris Venture Partners
                                          1000 Winter Street, Suite 3350
                                          Waltham, MA 02154


Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

         (h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parent and the Requisite Company Stockholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (j) Expenses. Each of the Parties will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby (except as otherwise provided herein).

         (k) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

                                      *****